January 2025

Preliminary Pricing Supplement No. 6,104

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 27, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the determination closing price of each of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund, which we refer to collectively as the underlying shares, is greater than or equal to 70% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If the determination closing price of any of the underlying shares is less than the respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. However, if the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on any subsequent observation date, investors will receive, in addition to the contingent monthly coupon for the related monthly period, any previously unpaid contingent monthly coupons from prior observation dates. In addition, beginning on May 1, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the contingent monthly coupon(s) with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 70% of the respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons. However, if the final share price of any of the underlying shares is less than the respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 2.5-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 2.5-year term and in exchange for the possibility of an early redemption of the securities based on the output of a risk neutral valuation model. Because the payment of contingent monthly coupons is based on the worst performing of the underlying shares, the fact that the securities are linked to three underlying shares does not provide any asset diversification benefits and instead means that a decline beyond the respective coupon threshold level and/or respective downside threshold level, as applicable, of any of the underlying shares will result in no contingent monthly coupon payments and/or a significant loss of your investment, as applicable, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	U.S. Global Jets ETF (the “JETS Shares”), Energy Select Sector SPDR® Fund (the “XLE Shares”) and Consumer Staples Select Sector SPDR® Fund (the “XLP Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	January 27, 2025
Original issue date:	January 30, 2025 (3 business days after the pricing date)
Maturity date:	July 30, 2027
Call feature:

Beginning on May 1, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Even if we call the securities in a month in which the contingent monthly coupon would not otherwise be payable, you will receive such contingent monthly coupon payment in addition to any previously unpaid contingent monthly coupon payments. No further payments will be made on the securities once they have been redeemed.

Redemption payment:

The redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons from any prior monthly periods for which a contingent monthly coupon was not paid).

Determination closing price:

With respect to each of the underlying shares, the closing price of such underlying shares on any observation date (other than the final observation date), multiplied by the adjustment factor on such observation date

Redemption dates:

Quarterly, on May 1, 2025, July 31, 2025, October 30, 2025, January 30, 2026, April 30, 2026, July 30, 2026, October 30, 2026, February 1, 2027 and April 30, 2027. See “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 12.85% (corresponding to at least approximately $10.708 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price of any underlying share is less than the respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying share on the related observation date is greater than or equal to the respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the determination closing price of any underlying share is less than the respective coupon threshold level on each subsequent observation date. If the determination closing price of any underlying share is less than the respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 2.5-year term of the securities.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each of the underlying shares is greater than or equal to the respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates

●If the final share price of any of the underlying shares is less than the respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $992.70 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 38.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires

Prospectus Supplement dated November 16, 2023    Index Supplement dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Coupon threshold level:

With respect to the JETS Shares, $ , which is equal to 70% of the initial share price

With respect to the XLE Shares, $ , which is equal to 70% of the initial share price

With respect to the XLP Shares, $ , which is equal to 70% of the initial share price

Downside threshold level:

With respect to the JETS Shares, $ , which is equal to 70% of the initial share price

With respect to the XLE Shares, $ , which is equal to 70% of the initial share price

With respect to the XLP Shares, $ , which is equal to 70% of the initial share price

Initial share price:

With respect to the JETS Shares, $ , which is the closing price on the pricing date

With respect to the XLE Shares, $ , which is the closing price on the pricing date

With respect to the XLP Shares, $ , which is the closing price on the pricing date

Coupon payment dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject, independently in the case of each of the underlying shares, to postponement for non-trading days and certain market disruption events. We also refer to July 27, 2027 as the final observation date.

Final share price:	With respect to each of the underlying shares, the respective closing price on the final observation date multiplied by the adjustment factor on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, the final share price divided by the initial share price
CUSIP / ISIN:	61777RU50 / US61777RU506
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
February 27, 2025	March 4, 2025
March 27, 2025	April 1, 2025
April 28, 2025	May 1, 2025
May 27, 2025	May 30, 2025
June 27, 2025	July 2, 2025
July 28, 2025	July 31, 2025
August 27, 2025	September 2, 2025
September 29, 2025	October 2, 2025
October 27, 2025	October 30, 2025
November 28, 2025	December 3, 2025
December 29, 2025	January 2, 2026
January 27, 2026	January 30, 2026
February 27, 2026	March 4, 2026
March 27, 2026	April 1, 2026
April 27, 2026	April 30, 2026
May 27, 2026	June 1, 2026
June 29, 2026	July 2, 2026
July 27, 2026	July 30, 2026
August 27, 2026	September 1, 2026
September 28, 2026	October 1, 2026
October 27, 2026	October 30, 2026
November 27, 2026	December 2, 2026
December 28, 2026	December 31, 2026
January 27, 2027	February 1, 2027
February 26, 2027	March 3, 2027
March 29, 2027	April 1, 2027
April 27, 2027	April 30, 2027
May 27, 2027	June 2, 2027
June 28, 2027	July 1, 2027
July 27, 2027 (final observation date)	July 30, 2027 (maturity date)

January 2025 Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due July 30, 2027 All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) at an annual rate of at least 12.85% (to be determined on the pricing date) but only if the determination closing price of each of the underlying shares is greater than or equal to 70% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If the determination closing price of any of the underlying shares is less than the respective coupon threshold level on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more of the underlying shares will remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 2.5-year term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each of the underlying shares were to close at or above the respective coupon threshold level on some monthly observation dates, one or more of the underlying shares may fluctuate below the respective coupon threshold level(s) on others, and the underlying shares may not close at or above their respective coupon threshold level on any subsequent observation date, in which case you will not receive payment of any previously unpaid contingent monthly coupons. In addition, beginning on May 1, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. At maturity, if the securities have not previously been redeemed and the final share price of any of the underlying shares is less than the respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly payments throughout the entire 2.5-year term of the securities.

Maturity:	2.5 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 12.85% (corresponding to at least approximately $10.708 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price of any of the underlying shares is less than the respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of each of the underlying shares on the related observation date is greater than or equal to the respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of each underlying share on the related observation date is greater than or equal to the respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the determination closing price of any of the underlying shares is less than the respective coupon threshold level on each subsequent observation date. If the determination closing price of any underlying share is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 2.5-

January 2025 Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

year term of the securities.
Early redemption:

Beginning on May 1, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of each of the underlying shares on the observation dates is greater than or equal to the respective coupon threshold level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of any of the underlying shares is less than the respective coupon threshold level and/or when the final share price of any of the underlying shares is expected to be less than the respective downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon with respect to the final observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

If the final share price of any of the underlying shares is less than the respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying shares over the term of the securities. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero. No monthly coupon will be payable at maturity, and investors will not receive payment of any previously unpaid contingent monthly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $992.70, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying

January 2025 Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

January 2025 Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 2.5-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each of the underlying shares closes at or above the respective coupon threshold level on each monthly observation date, unless the securities are redeemed based on the output of a risk neutral valuation model. The following scenarios are for illustrative purposes only to demonstrate how the contingent monthly coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 2.5-year term of the securities, and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero. Investors will not participate in any appreciation in any underlying share.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that we redeem the securities based on the output of a risk neutral valuation model prior to the maturity date on one of the quarterly redemption dates, starting on May 1, 2025. Prior to the early redemption, each of the underlying shares closes at or above the respective coupon threshold level on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon, corresponding to a return of at least 12.85% per annum (to be determined on the pricing date) for the monthly periods for which the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price(s) of one or more underlying shares are less than the respective coupon threshold level(s) on the related observation date. However, any unpaid contingent monthly coupon will be paid on a later coupon payment date if the determination closing price of each underlying share on the related observation date is greater than or equal to the respective coupon threshold level. In this scenario, on one of the quarterly redemption dates, investors receive the redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid). Even if we call the securities in a month in which the contingent monthly coupon would not otherwise be payable, you will receive such contingent monthly coupon payment in addition to any previously unpaid contingent monthly coupon payments.

No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each of the underlying shares closes at or above the respective coupon threshold level on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date., but not for the monthly periods for which the determination closing price(s) of one or more underlying shares are less than the respective coupon threshold level(s) on the related observation date. However, any unpaid contingent monthly coupon will be paid on a later coupon payment date if the determination closing price of each underlying share on the related observation date is greater than or equal to the respective coupon threshold level. On the final observation date, each of the underlying shares closes at or above the respective downside threshold level. At maturity, investors will receive the stated principal amount plus the contingent monthly coupon with respect to the final observation date and with respect to any prior observation date(s) for which a contingent monthly coupon was not paid.

January 2025 Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each of the underlying shares closes at or above the respective coupon threshold level on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid), for the monthly periods for which the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price(s) of one or more underlying shares are less than the respective coupon threshold level(s) on the related observation date. On the final observation date, one or more of the underlying shares close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment of any previously unpaid contingent monthly coupons at maturity.

January 2025 Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each of the underlying shares on each monthly observation date. The amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial share price, coupon threshold level and downside threshold level for each of the underlying shares will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

12.85% per annum (corresponding to approximately $10.708 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon plus the previously unpaid contingent monthly coupons from any prior observation dates is paid but only if the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date.

Call Feature:

Beginning on May 1, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid). Even if we call the securities in a month in which the contingent monthly coupon would not otherwise be payable, you will receive such contingent monthly coupon payment in addition to any previously unpaid contingent monthly coupon payments. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each of the underlying shares is greater than or equal to the respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates

If the final share price of any of the underlying shares is less than the respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the JETS Shares: $25.00 With respect to the XLE Shares: $70.00 With respect to the XLP Shares: $75.00
Hypothetical Coupon Threshold Level:

With respect to the JETS Shares: $17.50, which is 70% of the hypothetical initial share price

With respect to the XLE Shares: $49.00, which is 70% of the hypothetical initial share price

With respect to the XLP Shares: $52.50, which is 70% of the hypothetical initial share price

January 2025 Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Downside Threshold Level:

With respect to the JETS Shares: $17.50, which is 70% of the hypothetical initial share price

With respect to the XLE Shares: $49.00, which is 70% of the hypothetical initial share price

With respect to the XLP Shares: $52.50, which is 70% of the hypothetical initial share price

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $10.708 is used in these examples for ease of analysis.

January 2025 Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Determination Closing Price			Hypothetical Contingent Monthly Coupon
	JETS Shares	XLE Shares	XLP Shares
Hypothetical Observation Date 1	$22.50 (at or above the coupon threshold level)	$65.00 (at or above the coupon threshold level)	$68.00 (at or above the coupon threshold level)	$10.708
Hypothetical Observation Date 2	$15.00 (below the coupon threshold level)	$40.00 (below the coupon threshold level)	$60.00 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	$12.00 (below the coupon threshold level)	$60.00 (at or above the coupon threshold level)	$55.00 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 4	$20.00 (at or above the coupon threshold level)	$55.00 (at or above the coupon threshold level)	$62.50 (at or above the coupon threshold level)	$10.708 + $10.708 + $10.708 = $32.124
Hypothetical Observation Date 5	$10.00 (below the coupon threshold level)	$30.00 (below the coupon threshold level)	$40.00 (below the coupon threshold level)	$0

On hypothetical observation date 1, the JETS Shares, the XLE Shares and XLP Shares all close at or above the respective coupon threshold levels. Therefore, a hypothetical contingent monthly coupon of $10.708 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one of the underlying shares closes at or above the respective coupon threshold level but one or both of the other underlying shares close(s) below the respective coupon threshold level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes at or above the respective coupon threshold level. Therefore, investors receive the contingent monthly coupon with respect to the fourth observation date as well as the previously unpaid contingent monthly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each of the underlying shares closes below the respective coupon threshold level and accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price of any underlying share is less than the respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying share on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of each underlying share on the related observation date is greater than or equal to the respective coupon threshold level. You will not receive payment for any unpaid contingent monthly coupons if the determination closing price of any underlying share is less than the respective coupon threshold level on each subsequent observation date. If the determination closing price of any underlying stock is less than the respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire term of the securities.

January 2025 Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final Share Price			Payment at Maturity
	JETS Shares	XLE Shares	XLP Shares
Example 1:	$35.00 (at or above the downside threshold level and the coupon threshold level)	$60.00 (at or above the downside threshold level and the coupon threshold level)	$64.00 (at or above the downside threshold level and the coupon threshold level)	$1,000 plus the contingent monthly coupon with respect to the final observation date + any previously unpaid contingent monthly coupons with respect to the prior observation dates
Example 2:	$30.00 (at or above the downside threshold level)	$31.50 (below the downside threshold level)	$57.50 (at or above the downside threshold level)	$1,000 × share performance factor of the worst performing underlying shares = $1,000 × ($31.50 / $70.00) = $450.00
Example 3:	$12.50 (below the downside threshold level)	$52.50 (at or above the downside threshold level)	$30.00 (below the downside threshold level)	$1,000 × ($30.00 / $75.00) = $400.00
Example 4:	$11.25 (below the downside threshold level)	$28.00 (below the downside threshold level)	$26.25 (below the downside threshold level)	$1,000 × ($26.25 / $75.00) = $350.00
Example 5:	$10.00 (below the downside threshold level)	$21.00 (below the downside threshold level)	$26.25 (below the downside threshold level)	$1,000 × ($21.00 / $70.00) = $300.00

In example 1, the final share prices of the JETS Shares, the XLE Shares and the XLP Shares are all greater than or equal to the respective downside threshold levels and coupon threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the hypothetical contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates. However, investors do not participate in any appreciation of any of the underlying shares.

In examples 2 and 3, the final share price(s) of one or two of the underlying shares are greater than or equal to the respective downside threshold level(s), but the final share price(s) of one or both of the other underlying shares are less than the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive and previously unpaid contingent monthly coupons with respect to the prior observation date.

In examples 4 and 5, the final share price of each of the underlying shares is less than the respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In example 4, the JETS Shares have declined 55% from the initial share price to the final share price and the XLE Shares have declined 60% from the initial share price to the final share price, while the XLP Shares have declined 65% from the initial share price to the final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the XLP Shares, which are the worst performing underlying shares in this example. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates. In example 5, the JETS Shares have declined 60% from the initial share price to the final share price, the XLE Shares have declined 70% from the initial share price to the final share price, and the XLP Shares have declined 65% from the initial share price to the final share price. Therefore the payment at maturity equals the stated principal amount multiplied by the share performance factor of the XLE Shares, which are the worst performing underlying shares in this example. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the securities have not been redeemed prior to maturity and the final share price of ANY of the underlying shares is less than the respective downside threshold level, you will be exposed to the downside performance of the worst performing

January 2025 Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

underlying shares at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

January 2025 Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been redeemed prior to maturity and if the final share price of any of the underlying shares is less than the downside threshold level of 70% of the respective initial share price, you will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to the respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is greater than or equal to 70% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any of the underlying shares is less than the respective coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent monthly coupon is not paid on any coupon payment date because the determination closing price of any underlying share is less than its respective coupon threshold level on the related observation date, such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of each of the underlying shares on the related observation date is greater than or equal to the respective coupon threshold level. Therefore, you will not receive payment for such unpaid contingent monthly coupon if the determination closing price of any underlying stock is less than the respective coupon threshold level on each subsequent observation date. If the determination closing price of any underlying stock is less than its respective coupon threshold level on each observation date, you will not receive any contingent monthly coupon for the entire term of the securities. It is possible that the determination closing price of any of the underlying shares could remain below the respective coupon threshold level for extended periods of time or even throughout the entire 2.5-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based only on the determination closing prices of the underlying shares on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlying shares on monthly observation dates, if the determination closing price of any of the underlying shares on any observation date is less than the respective coupon threshold level, you will receive no coupon for the related interest period, or any previously unpaid contingent monthly coupons, even if the price(s) of one or more of the underlying shares were higher on other days during that interest period.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold levels on monthly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any quarterly redemption date, beginning May 1, 2025. The term of your investment in the securities may be limited to as short as three months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of each of the underlying shares on the observation dates is greater than or equal to the respective coupon threshold level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

January 2025 Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

On the other hand, we will be less likely to redeem the securities when the determination closing price of any of the underlying shares is less than the respective coupon threshold level and/or when the final share price of any of the underlying shares is expected to be less than the respective downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

￭Investors will not participate in any appreciation in the price of any of the underlying shares. Investors will not participate in any appreciation in the price of any of the underlying shares from the respective initial share prices, and the return on the securities will be limited to the contingent monthly coupon, if any, that is paid with respect to each observation date on which the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective coupon threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of each of the underlying shares and of the stocks composing the respective share underlying indices,

owhether the determination closing price of any of the underlying shares has been below the respective coupon threshold level and downside threshold level on any observation date,

odividend rates on securities underlying the share underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor,

othe composition of the underlying shares and changes in the constituent stocks of the respective share underlying indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below the respective coupon threshold level and downside threshold level or if market interest rates rise.

The prices of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more of the underlying shares may decrease and be below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment and receive a payment at maturity that is less than 70% of the stated principal amount and could be zero. There can be no assurance that the determination closing price of each of the underlying shares will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that the closing price of each of the underlying shares will be greater than or equal to the respective downside threshold level so that you do not suffer a significant loss on your initial investment in the securities. See “U.S. Global Jets ETF Overview,” “Energy Select Sector SPDR® Fund Overview” and “Consumer Staples Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you

January 2025 Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum

January 2025 Page 15

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of one or more of the underlying shares, and, therefore, could increase (i) the coupon threshold level for such underlying shares, which, if the securities have not been redeemed, is the value at or above which such underlying shares must close on the observation dates so that you receive a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates on the securities (depending also on the performance of the other underlying shares), and (ii) the downside threshold level for such underlying shares, which, if the securities have not been redeemed prior to maturity, is the value at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlying shares on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the coupon threshold levels, the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and whether you receive any previously unpaid contingent monthly coupons and/or at maturity, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation,” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for

January 2025 Page 16

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent monthly coupons, each of the underlying shares must close at or above the respective coupon threshold level on the applicable observation date. In addition, if any of the underlying shares has declined to below the respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that any of the underlying shares will close below the respective coupon threshold level on any observation date, or below the respective downside threshold level on the final observation date, than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will not receive any contingent monthly coupons, or any previously unpaid contingent monthly coupons, and that you will suffer a significant loss on your investment.

￭The securities are subject to risks associated with the airline industry. All or substantially all of the equity securities held by the U.S. Global Jets ETF are issued by companies whose primary line of business is directly associated with the airline industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. U.S. and international passenger airlines, aircraft manufacturers, airports and terminal services companies (collectively, “airline companies”) may be adversely affected by downturn in economic conditions, or other events, that could result in decreased demand for air travel. Airline companies may also be significantly affected by changes in fuel prices, which may be very volatile, the imposition of tariffs and/or changes in labor relations and insurance costs. Airline companies may also be highly dependent on aircraft or related equipment from a small number of suppliers, and consequently, issues affecting the availability, reliability, safety, or longevity of such aircraft or equipment may have a significant effect on the operations and profitability of airline companies. These factors could affect the airline industry and could affect the value of the equity securities held by the U.S. Global Jets ETF and the price of the JETS Shares during the term of the securities, which may adversely affect the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i)

January 2025 Page 17

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the consumer staples sector. The stocks included in the Consumer Staples Select Sector Index and that are generally tracked by the XLP Shares are stocks of companies whose primary business is associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less-volatile industry. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation or regulatory developments. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not

January 2025 Page 18

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

fully replicate their respective share underlying indices, and each may hold securities that are different than those included in the respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and the respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and the respective share underlying index. Additionally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of the respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming the respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

January 2025 Page 19

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

U.S. Global Jets ETF Overview

The U.S. Global Jets ETF is an exchange-traded fund that seeks investment results that, before fees and expenses, correspond generally to the price and yield performance of the U.S. Global Jets Index. The U.S. Global Jets ETF is managed by ETF Series Solutions (the “Trust”), a registered investment company that consists of numerous separate investment portfolios, including the U.S. Global Jets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-179562 and 811-22668, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR Fund is accurate or complete.

Information as of market close on January 24, 2025:

Ticker Symbol:	JETS UP
Current Share Price:	$26.25
52 Weeks Ago:	$18.65
52 Week High (on 1/21/2025):	$26.81
52 Week Low (on 8/5/2024):	$16.76

The following graph sets forth the daily closing prices of the JETS Shares for the period from January 1, 2020 through January 24, 2025. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the JETS Shares for each quarter in the same period. The closing price of the JETS Shares on January 24, 2025 was $26.25. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The JETS Shares have at times experienced periods of high volatility, and you should not take the historical performance of the JETS Shares as an indication of future performance of the JETS Shares. No assurance can be given as to the closing price of the JETS Shares at any time, including on the observation dates.

Shares of the U.S. Global Jets ETF – Daily Closing Prices January 1, 2020 to January 24, 2025

* The red solid line indicates both the coupon barrier level and the downside threshold level, each of which is 70% of the initial share price.

January 2025 Page 20

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

U.S. Global Jets ETF (CUSIP 26922A842)	High ($)	Low ($)	Period End ($)
2020
First Quarter	32.25	12.16	14.73
Second Quarter	21.94	12.00	16.65
Third Quarter	18.89	15.44	16.90
Fourth Quarter	23.59	16.51	22.38
2021
First Quarter	28.71	21.38	26.91
Second Quarter	27.84	24.07	24.18
Third Quarter	24.62	21.57	23.63
Fourth Quarter	24.89	19.38	21.09
2022
First Quarter	23.43	16.91	21.76
Second Quarter	22.80	16.05	16.50
Third Quarter	19.25	15.01	15.01
Fourth Quarter	18.74	15.24	17.08
2023
First Quarter	21.04	16.97	18.63
Second Quarter	21.42	17.52	21.42
Third Quarter	22.18	16.85	17.03
Fourth Quarter	19.34	14.74	19.03
2024
First Quarter	21.01	17.56	21.01
Second Quarter	21.18	19.37	19.66
Third Quarter	20.84	16.76	20.72
Fourth Quarter	25.93	20.04	25.35
2025
First Quarter (through January 24, 2025)	26.81	25.10	26.25

This document relates only to the securities offered hereby and does not relate to the JETS Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the JETS Shares (and therefore the price of the JETS Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities. Neither we nor any of our affiliates makes any representation to you as to the performance of the JETS Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the JETS Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the JETS Shares.

U.S. Global Jets Index. The U.S. Global Jets Index is a modified market capitalization weighted index that tracks the performance of airline companies across the globe with an emphasis on domestic passenger airlines.

January 2025 Page 21

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Select Sector Trust”), a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR Fund is accurate or complete.

Information as of market close on January 24, 2025:

Ticker Symbol:	XLE UP
Current Share Price:	$91.31
52 Weeks Ago:	$81.79
52 Week High (on 4/5/2024):	$98.08
52 Week Low (on 1/24/2024):	$81.79

The following graph sets forth the daily closing prices of the XLE Shares for the period from January 1, 2020 through January 24, 2025. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLE Shares for each quarter in the same period. The closing price of the XLE Shares on January 24, 2025 was $91.31. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLE Shares have at times experienced periods of high volatility, and you should not take the historical performance of the XLE Shares as an indication of future performance of the XLE Shares. No assurance can be given as to the closing price of the XLE Shares at any time, including on the observation dates.

Shares of the Energy Select Sector SPDR® Fund – Daily Closing Prices January 1, 2020 to January 24, 2025

* The red solid line indicates both the coupon barrier level and the downside threshold level, each of which is 70% of the initial share price.

January 2025 Page 22

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Energy Select Sector SPDR® Fund (CUSIP 81369Y506)	High ($)	Low ($)	Period End ($)
2020
First Quarter	60.87	23.57	29.06
Second Quarter	46.86	27.62	37.85
Third Quarter	38.58	29.95	29.95
Fourth Quarter	41.60	27.71	37.90
2021
First Quarter	53.57	37.96	49.06
Second Quarter	56.19	47.07	53.87
Third Quarter	54.81	45.79	52.09
Fourth Quarter	59.14	53.01	55.50
2022
First Quarter	78.75	57.22	76.44
Second Quarter	92.28	70.66	71.51
Third Quarter	84.09	67.49	72.02
Fourth Quarter	94.08	76.09	87.47
2023
First Quarter	93.11	76.97	82.83
Second Quarter	87.23	76.59	81.17
Third Quarter	93.36	79.09	90.39
Fourth Quarter	91.96	81.20	83.84
2024
First Quarter	94.41	79.91	94.41
Second Quarter	98.08	88.04	91.15
Third Quarter	93.39	84.35	87.80
Fourth Quarter	97.27	83.32	85.66
2025
First Quarter (through January 24, 2025)	93.96	86.66	91.31

This document relates only to the securities offered hereby and does not relate to the XLE Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored,

January 2025 Page 23

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Energy Select Sector Index. The Energy Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. For more information, see “S&P® Select Sector Indices—Energy Select Sector Index” in the accompanying index supplement.

January 2025 Page 24

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund Overview

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Consumer Staples Select Sector SPDR® Fund. The Consumer Staples Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Staples Select Sector Index. It is possible that this fund may not fully replicate the performance of the Consumer Staples Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Consumer Staples Select Sector SPDR® Fund is accurate or complete.

Information as of market close on January 24, 2025:

Ticker Symbol:	XLP UP
Current Share Price:	$77.90
52 Weeks Ago:	$71.59
52 Week High (on 9/16/2024):	$84.26
52 Week Low (on 1/24/2024):	$71.59

The following graph sets forth the daily closing prices of the XLP Shares for the period from January 1, 2020 through January 24, 2025. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLP Shares for each quarter in the same period. The closing price of the XLP Shares on January 24, 2025 was $77.90. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLP Shares have at times experienced periods of high volatility, and you should not take the historical performance of the XLP Shares as an indication of future performance of the XLP Shares. No assurance can be given as to the closing price of the XLP Shares at any time, including on the observation dates.

Shares of the Consumer Staples Select Sector SPDR® Fund – Daily Closing Prices January 1, 2020 to January 24, 2025

* The red solid line indicates both the coupon barrier level and the downside threshold level, each of which is 70% of the initial share price.

January 2025 Page 25

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund (CUSIP 81369Y308)	High ($)	Low ($)	Period End ($)
2020
First Quarter	64.79	48.63	54.47
Second Quarter	61.07	53.55	58.64
Third Quarter	66.84	58.69	64.10
Fourth Quarter	68.15	62.26	67.45
2021
First Quarter	69.27	63.30	68.31
Second Quarter	71.52	67.98	69.97
Third Quarter	72.97	68.84	68.84
Fourth Quarter	77.11	68.80	77.11
2022
First Quarter	77.62	71.44	75.89
Second Quarter	80.57	68.83	72.18
Third Quarter	77.16	66.73	66.73
Fourth Quarter	77.19	66.50	74.55
2023
First Quarter	75.78	71.11	74.71
Second Quarter	77.50	72.59	74.17
Third Quarter	76.10	68.80	68.81
Fourth Quarter	72.30	66.22	72.03
2024
First Quarter	76.36	71.59	76.36
Second Quarter	78.40	73.08	76.58
Third Quarter	84.26	76.04	83.00
Fourth Quarter	83.22	78.37	78.61
2025
First Quarter (through January 24, 2025)	78.37	76.23	77.90

This document relates only to the securities offered hereby and does not relate to the XLP Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLP Shares (and therefore the price of the XLP Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLP Shares.

January 2025 Page 26

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. The Consumer Staples Select Sector Index includes component stocks in industries such as food & staples retailing; food products; beverages; tobacco; household products; and personal products. For more information, see “S&P® Select Sector Indices—Consumer Staples Select Sector Index” in the accompanying index supplement.

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Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	With respect to the JETS Shares, The U.S. Global Jets Index With respect to the XLE Shares, The Energy Select Sector Index With respect to the XLP Shares, The Consumer Staples Select Sector Index
Share underlying index publisher:	With respect to the JETS Shares, Indxx, LLC, or any successor thereof With respect to each of the XLE Shares and the XLP Shares, S&P Dow Jones Indices LLC, or any successor thereof
Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or redemption payment, as the case may be, shall be payable.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Trustee:	The Bank of New York Mellon
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

With respect to each of the underlying shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:	Subject to the provisions set out under “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below, the closing price for one share of an

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All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)if such underlying shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying shares (or any such other security) are listed,

(ii)if such underlying shares (or any such other security) are securities of the Nasdaq, the official closing price of such underlying shares published by the Nasdaq on such day, or

(iii)if such underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for such underlying shares.

If such underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to any of the underlying shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price of such underlying shares will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Market disruption event:

With respect to each of the underlying shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for such underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index for such underlying shares or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in

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All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index for an underlying shares is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index for such underlying shares will be based on a comparison of (x) the portion of the level of the share underlying index for such underlying shares attributable to that security relative to (y) the overall level of the share underlying index for such underlying shares, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in an underlying shares or in the futures or options contract related to the share underlying index for an underlying shares or an underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index for an underlying shares or an underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index for an underlying shares or an underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index for an underlying shares or an underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in an underlying shares, see “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation:

If trading in an underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund or the Consumer Staples Select Sector SPDR® Fund is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of such underlying shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for such underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index for such underlying shares following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying shares and the denominator of which is the closing value of the share underlying index for such underlying shares (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares and the relevant share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index for such underlying shares (such index being referred to herein as a “successor index”), then any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index for such underlying shares at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares prior to, and such discontinuance is continuing on, an observation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for such underlying shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index for such underlying shares last in effect prior to

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index for such underlying shares without any rebalancing or substitution of such securities following such discontinuance.

Postponement of observation dates:

The observation dates are subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to any of the underlying shares occurs on any scheduled observation date, or if any such observation date is not a trading day, the closing price solely for such underlying shares for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to such affected underlying shares; provided that the determination closing price for any of the underlying shares will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of the affected underlying shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates (including the maturity date) and redemption dates:

If any scheduled coupon payment date is not a business day, that contingent monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any of the underlying shares is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, will be postponed to the second business day following that observation date as postponed, by which date the closing price of each of the underlying shares has been determined. In any of these cases, no adjustment will be made to any contingent monthly coupon payment, payment at maturity or redemption payment made on that postponed date.

Antidilution adjustments:

The adjustment factor with respect to each of the underlying shares shall be adjusted as follows:

If such underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor for such underlying shares and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the

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All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that any coupon payment date is postponed due to the postponement of the relevant observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day immediately preceding the applicable scheduled coupon payment date and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the

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All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 30, 2027

All Payments on the Securities Based on the Worst Performing of the U.S. Global Jets ETF, the Energy Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment

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described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

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Principal at Risk Securities

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or

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determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares and therefore could increase (i) the coupon threshold level for such underlying shares, which, if the securities have not been redeemed, is the value at or above which such underlying shares must close on the observation dates so that you receive a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates on the securities (depending also on the performance of the other underlying shares), and (ii) the downside threshold level for such underlying shares, which, if the securities are not redeemed prior to maturity, is the value at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying shares on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying shares).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA,

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regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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